Exhibit 99

                               PRESS RELEASE
                               -------------


RELEASE DATE:                                  CONTACT:
------------                                   -------
December 8, 2005                               Charles P. Evanoski
                                               Group Senior Vice President and
                                               Chief Financial Officer
                                               (724) 758-5584

                            FOR IMMEDIATE RELEASE
                                  ----------

           ESB FINANCIAL CORPORATION TO RESTRUCTURE A PORTION OF ITS
                             SECURITIES PORTFOLIO

Ellwood City, Pennsylvania. December 8, 2005 - ESB Financial Corporation (NASDAQ: "ESBF"), the parent company for ESB Bank, announced today that it has initiated transactions designed to restructure a portion of its securities portfolio. To implement the restructuring, the Company sold approximately $64.6 million of adjustable rate mortgage-backed securities (MBS), with a weighted average interest rate of 4.22%, that were originally acquired at a premium, and approximately $10.2 million of fixed rate MBS, with a weighted average interest rate of 4.39%, also purchased at a premium. As a result of rising interest rates, these investments were prepaying at an increased rate due to borrowers refinancing the underlying collateral causing the Company to experience lower yields as a result of amortization of the premium related to these investments. The Company also sold approximately $7.3 million of municipal bonds at a gain of approximately $286,000, which will partially offset the losses incurred on the MBS. The Company expects to incur a net pre-tax loss of approximately $2.5 million, or an after-tax net loss of approximately $1.6 million, or $0.13 per diluted share, in the fourth quarter of 2005 in connection with the restructuring.

With the proceeds of the sale of these low yielding investments, the Company intends to purchase a blend of higher yielding fixed and adjustable rate MBS at no premium, which should improve the Company's net interest margin and net interest income in future periods.

Charlotte A. Zuschlag, President and Chief Executive Officer of ESB Financial Corporation, stated that "the current environment provided the Company with an opportunity to positively restructure its securities portfolio and the sale of these lower coupon securities which are prepaying at an accelerated rate should improve our interest rate margin and earnings going forward." Ms. Zuschlag stated further that "although the restructuring will adversely impact earnings for the fourth quarter and year ended December 31, 2005, we believe that this is the best decision for the long-term profitability of the Company and our efforts to maximize long-term value for our stockholders."


ESB Financial Corporation is the parent holding company of ESB Bank, and offers a wide variety of financial products and services through 23 offices in the contiguous counties of Allegheny, Lawrence, Beaver and Butler in Pennsylvania. The common stock of ESB Financial Corporation is traded on The NASDAQ Stock Market, National Market System under the symbol "ESBF." We make available on our web site, which is located at www.esbbank.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K on the date we electronically file such reports with the Securities and Exchange Commission. Investors are encouraged to access these reports and other information about our business and operations on our web site.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. Forward-looking statements are subject to various factors that could cause actual results to differ materially from these estimates. These factors include, but are not limited to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company's operations.





























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